MENTOR REPORTS SECOND QUARTER FINANCIAL
RESULTS FOR FISCAL YEAR 2007

•         Total Sales From Continuing Operations Were $66.9 Million in the Second Quarter of Fiscal Year 2007, an Increase
           of 14% Over Sales of $58.7 Million in the Second Quarter of Fiscal Year 2006

•         Diluted GAAP Earnings per Share from Continuing Operations Were $0.24 in the Second Quarter of Fiscal Year 2007,
          an Increase of 41 percent over $0.17 in the Second Quarter of Fiscal Year 2006

•         Excluding $0.07 Per Share of Charges Related to Business Rationalization Initiative and Equity Compensation
          Recorded in the Second Quarter of Fiscal Year 2007, Diluted Non-GAAP Earnings Per Share from Continuing
          Operations Were $0.31, an Increase of 82 percent over $0.17 in the Second Quarter of Fiscal Year 2006

SANTA BARBARA, California, November 6, 2006 - Mentor Corporation (NYSE:MNT), a leading supplier of aesthetic medical products in the United States and internationally, today announced financial results for the second quarter of fiscal year 2007 with total sales of $66.9 million, an increase of 14% over the prior year, and diluted GAAP earnings per share (EPS) from continuing operations of $0.24, an increase of 41 percent over the $0.17 diluted GAAP EPS from continuing operations reported in the second quarter of fiscal year 2006.  Excluding $0.07 per share of charges related to business rationalization initiative and equity compensation, diluted non-GAAP EPS from continuing operations were $0.31 in the second quarter of fiscal year 2007, an increase of 82 percent over the $0.17 diluted GAAP EPS from continuing operations for the second quarter of fiscal year 2006.

"During the quarter we continued to see the tangible results of our strategy to focus on the global aesthetics marketplace as evidenced by the very strong sales growth in our breast and facial products," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "We are very pleased with the revenue momentum in our business and with the ongoing progress in our pipeline and business development activities."

Total Sales
Total sales were $66.9 million in the second quarter of fiscal year 2007, including approximately $0.5 million of positive foreign currency exchange effects, an increase of 14% over sales of $58.7 million in the second quarter of fiscal year 2006.  This increase was primarily driven by market share gains and growth in the global breast aesthetics market.

Gross Profit
Gross profit for the second quarter of fiscal year 2007 was $48.4 million, or 72.3% of sales compared to $43.9 million, or 74.9% of sales in the second quarter of fiscal year 2006.  Gross margins were consistent with the first quarter of fiscal year 2007 and continue to be within the range of our previously announced guidance.

Selling, General and Administrative
Selling, general and administrative (SG&A) expenses in the second quarter of fiscal year 2007 were $28.7 million, or 42.9% of sales, compared to $24.3 million, or 41.4% of sales in the second quarter of fiscal year 2006.  Included in SG&A expense in the second quarter of fiscal year 2007 were approximately $2.9 million of compensation expense related to the adoption of FAS 123(R), approximately $0.9 million related to the negotiation of our commercialization agreement for the development of dermal filler products with Genzyme Corporation, and $0.5 million of severance expense related to the Company's ongoing business rationalization initiative.

Research and Development
Research and development (R&D) expenses in the second quarter of fiscal year 2007 were $9.0 million, including $1.1 million of severance expenses related to our business rationalization initiative,  compared to $7.5 million in the second quarter of fiscal year 2006.  For the quarter, the Company's investment in R&D supported the ongoing review of its round and Contour Profile ® Gel silicone gel-filled breast implant product approval applications, pending in the United States, and recently approved in Canada, its botulinum toxin type A clinical development program, its hyaluronic acid dermal filler development program with Genzyme, and the Puragen Plus™ development program.

Net Interest
Interest income, net of interest expense in the second quarter of fiscal year 2007, was $5.2 million, and benefited from a higher cash balance resulting from the receipt of the proceeds in June 2006 from the sale of the Company's Urology business and from generally higher interest rates on our invested cash.  In the second quarter of fiscal year 2006, net interest was an expense of $0.5 million.

Discontinued Operations
During the quarter, Mentor recorded a net loss of $1.1 million, net of taxes, from discontinued urology operations compared to $3.9 million net income in the second quarter of fiscal year 2006.

Business Rationalization Initiative
During the first quarter of fiscal year 2007, following the disposition of the Company's Urology business, Mentor took steps to rationalize its corporate infrastructure and improve the Company's efficiency and profitability.  During the second quarter the Company recorded a total of approximately $1.6 million in charges for severance expense related to this initiative in SG&A and R&D expenses.  Net of taxes, these charges equated to approximately $0.02 per share.

Charges Related to Long-Term Incentive Equity Compensation
Mentor adopted the provisions of Statement of Financial Accounting Standards 123(R) in the first quarter of fiscal year 2007 and recorded pre-tax expenses in the second quarter of approximately $2.9 million, or approximately $0.05 per share net of taxes, related to the Company's  long-term incentive equity compensation program.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the second quarter of fiscal year 2007 was 32.7%, compared to 30.6% in the second quarter of fiscal year 2006.  The effective tax rate was negatively impacted by loss of tax credits related to a delay in U.S. congressional legislation for R&D activity.

Earnings Per Share
Mentor recorded diluted GAAP earnings per share of $0.22 in the second quarter of fiscal year 2007, compared to $0.25 per share in the second quarter of fiscal year 2006.

Excluding the results of discontinued operations of the Company's Urology business, Mentor reported diluted GAAP EPS from continuing operations of $0.24 in the second quarter of fiscal year 2007, compared to $0.17 in the second quarter of fiscal year 2006.  Included in the diluted GAAP EPS from continuing operations for the second quarter of fiscal year 2007 were, net of tax effect:

•         Approximately $0.02 per share of charges related to the Company's ongoing business rationalization initiative; and

•         Approximately $0.05 per share of expense related to the Mentor's long-term incentive equity compensation program related to FAS 123(R).

Excluding these charges, non-GAAP EPS from continuing operations would have been $0.31 in the second quarter of fiscal year 2007, an increase of 82% over the $0.17 in the second quarter of fiscal year 2006.

Guidance
For fiscal year 2007, Mentor expects that sales will be in the range of $290 million to $305 million.  This excludes any impact that a potential FDA approval of the Company's silicone gel breast implant PMA would have.  Based on incremental research and development investment anticipated to occur prior to March 31, 2007 related to the hyaluronic acid based dermal fillers development program with Genzyme Corporation, the Company is adjusting its guidance for operating margins for the second half of the fiscal year 2007 from the mid twenty percent range previously announced to the mid-teens percent range.

In accordance with Mentor's adoption of FAS 123(R), the Company began reporting all expenses related to the Company's long-term incentive equity compensation program in its financial results.  In fiscal year 2007, Mentor expects to record approximately $11-12 million in incentive-based equity compensation expense, representing a charge of approximately $0.16 to $0.17 per share.

Dividend
Mentor declared a dividend of $0.18 per share in the second quarter of fiscal year 2007, unchanged from the second quarter of fiscal year 2006.

Balance Sheet
Mentor ended the second quarter of fiscal year with $549 million in cash and marketable securities, compared to $201.0 million at the end of fiscal year 2006.  The Company received approximately $450 million in proceeds from the sale of its Urology business during the first quarter of fiscal year 2007 and expects that over the remainder of the fiscal year; approximately $60 million of taxes related to the sale of the Urology business will be paid.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 839-5126 at 6:00 p.m. EST today until Midnight EST November 13, 2006.  You may also listen to the live web cast at 5:00 p.m. EST today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

Note Regarding Use of Non-GAAP Financial Measures
The financial measures of non-GAAP net income from continuing operations and diluted non-GAAP earnings per share from continuing operations included in this press release are different from those otherwise presented under GAAP as these non-GAAP measures exclude certain charges.  These charges include product rationalization and severance expense, which are categorized as business rationalization initiative expenses, and long-term incentive equity compensation expense, neither of which were recorded in the second quarter of fiscal year 2006.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain charges and therefore are helpful in understanding Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's anticipated product development activity and market acceptance of those products; the continuing United States Food and Drug Administration (FDA) review of the Company's silicone gel PMA; statements about future sales, operating leverage, cash balances, and anticipated equity compensation expenses; and its commitment to execute the Company's strategy to become focused exclusively on the global aesthetics marketplace.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, the timing and conditions, if any, of FDA approval of the Company's various silicone gel implant PMAs and the ability of the Company to move forward in a timely manner with the PMA for its hyaluronic acid-based dermal filler and the outcome of such PMA applications; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval for the sale of any of the Company's products; seasonal factors which affect demand for aesthetic products; the ability of the Company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products; disruptions or other problems with our sources of supply; significant product liability or other claims; difficulties with new product development and market acceptance; changes in the mix of our products sold; patent and intellectual property conflicts; product recalls; FDA delay in or approval or rejection of other new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials, and other events.

These forward-looking statements are based on Mentor's current expectations, estimates, projections, beliefs and assumptions.  These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time.  Such information is subject to change, and Mentor will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, Mentor's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in our Annual Report on Form 10-K, our subsequently filed Quarterly Report on Form10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Loren McFarland
Chief Financial Officer
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)
	Three Months Ended			Six Months Ended
	September 30,			September 30,
	2006	2005	Percent Change	2006	2005	Percent Change

Net sales	$66,908	$58,672	14%	$146,345	$132,798	10%

Cost of sales	18,521	14,723	26%	40,566	33,069	23%
Gross profit	48,387	43,949	10%	105,779	99,729	6%

Selling, general and administrative expense	28,725	24,269	18%	58,436	49,272	19%
Research and development expense	8,993	7,493	20%	16,874	13,833	22%
	37,718	31,762	19%	75,310	63,105	19%

Operating income	10,669	12,187	(13)%	30,469	36,624	(17)%

Interest (expense)	(1,649)	(1,408)	17%	(3,281)	(2,747)	19%
Interest income	6,823	881	675%	9,887	1,582	525%
Other income, net	237	131	81%	775	173	348%

Income before income taxes	16,080	11,791	36%	37,850	35,632	6%

Income taxes	5,257	3,609	46%	11,353	10,375	9%
Net income from continuing operations	10,823	8,182	32%	26,497	25,257	5%

Net income (loss) from discontinued operations (net of income tax expense of (691) and 2,913 for Q2; 141,710 and 6,905 for YTD)	(1,102)	3,936	(128)%	224,626	9,336	2306%
Net income	$9,721	$12,118	(20)%	$251,123	$34,593	626%

Basic earnings per share
Earnings per share from continuing operations	$0.26	$0.19	37%	$0.63	$0.59	7%
Earnings (loss) per share from discontinued operations	(0.03)	0.09	(133)%	5.36	0.22	2336%
	$0.23	$0.28	(18)%	$5.99	$0.81	640%

Diluted earnings per share
Earnings per share from continuing operations	$0.24	$0.17	41%	$0.58	$0.53	9%
Earnings (loss) per share from discontinued operations	(0.02)	0.08	(125)%	4.60	0.19	2321%
	$0.22	$0.25	(12)%	$5.18	$0.72	619%

Dividends per share	$0.18	$0.18	0%	$0.36	$0.35	3%

Weighted average shares outstanding
Basic	41,360	43,253	(4)%	41,883	42,748	(2)%
Diluted	48,546	51,515	(6)%	48,824	50,477	(3)%

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,			Three Months Ended September 30,
	2006			2005
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net sales	$66,908	-	$66,908	$58,672	-	$58,672

Cost of sales	18,521	-	18,521	14,723	-	14,723
Gross profit	48,387	-	48,387	43,949	-	43,949

Selling, general and administrative	28,725	(3,383)	25,342	24,269	-	24,269
Research and development	8,993	(1,137)	7,856	7,493	-	7,493

	37,718	(4,520)	33,198	31,762	-	31,762

Operating income	10,669	4,520	15,189	12,187	-	12,187

Interest (expense)	(1,649)	-	(1,649)	(1,408)	-	(1,408)
Interest income	6,823	-	6,823	881	-	881
Other income, net	237	-	237	131	-	131

Income before income taxes	16,080	4,520	20,600	11,791	-	11,791

Income taxes	5,257	1,325	6,582	3,609	-	3,609
Net income from continuing operations	10,823	3,195	14,018	8,182	-	8,182
Net income (loss) from discontinued operations (net of income tax expense of (199) and 3,992 for the quarter)	(1,102)	-	(1,102)	3,936		3,936
Net income	$9,721	$3,195	$12,916	$12,118	$-	$12,118

Basic earnings per share
Earnings per share from continuing operations	$0.26	$0.08	$0.34	$0.19	$-	$0.19
Earnings (loss) per share from discontinued operations	(0.03)	-	(0.03)	0.09	-	0.09
	$0.23	$0.08	$0.31	$0.28	$-	$0.28

Diluted earnings per share
Earnings per share from continuing operations	$0.24	$0.07	$0.31	$0.17	$-	$0.17
Earnings (loss) per share from discontinued operations	(0.02)	-	(0.02)	0.08	-	0.08
	$0.22	$0.07	$0.29	$0.25	$-	$0.25

Dividends per share	$0.18	$-	$0.18	$0.18	$-	$0.18

Weighted average shares outstanding
Basic	41,360	41,360	41,360	43,253	43,253	43,253
Diluted	48,546	48,546	48,546	51,515	51,515	51,515

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)
	Three Months Ended			Six Months Ended
	September 30,			September 30,
	2006	2005	Percent Change	2006	2005	Percent Change

Breast aesthetics	$58,245	$50,530	15%	$127,667	$115,338	11%
Body aesthetics	3,800	4,113	(8)%	8,937	9,106	(2)%
Other aesthetics, including facial	4,863	4,029	21%	9,741	8,354	17%
Total sales from continuing operations	$66,908	$58,672	14%	$146,345	$132,798	10%

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	September 30, 2006	March 31, 2006
Current assets:
Cash and marketable securities	$549,199	$200,954
Accounts receivable, net	53,491	58,199
Inventories	33,652	35,139
Deferred income taxes	23,675	21,764
Prepaid expenses and other	5,615	5,721
Current assets of discontinued operations	-	96,070
Total current assets	665,632	417,847

Property, plant and equipment, net	35,574	36,448

Intangible assets, net	18,099	15,745
Goodwill, net	9,581	9,243
Other assets	7,962	8,310
Non-current assets of discontinued operations	-	60,264

Total assets	$736,848	$547,857

Liabilities and shareholders' equity
Current liabilities	$107,557	$104,315
Income taxes payable	-	1,837
Bank borrowings	5,000	14,000
Liabilities of discontinued operations	62,649	40,526
Long-term accrued liabilities	12,519	10,590
Convertible subordinated notes	150,000	150,000
Shareholders' equity	399,123	226,589
Total liabilities and shareholders' equity	$736,848	$547,857

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE - RESTATED FOR CONTINUING OPERATIONS*
(unaudited, in thousands, except per share data)

	Fiscal Year 2006 ending March 31, 2006					Fiscal Year 2007
	Q1	Q2	Q3	Q4	FY	Q1	Q2	FY
Net income as reported from continuing operations	$17,075	$8,182	$9,246	$13,576	$48,079	$15,674	$10,823	$26,497
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	1,604
Numerator for diluted EPS calculation for continuing operations	$17,877	$8,984	$10,048	$14,378	$51,287	$16,476	$11,625	$28,101
Numerator for diluted EPS calculation for discontinued operations	$5,400	$3,936	$3,498	$1,444	$14,278	$225,728	$(1,102)	$224,626
Weighted average shares outstanding	42,234	43,253	43,535	43,406	42,995	42,443	41,360	41,883
Shares issuable through exercise of stock options	2,056	2,057	1,831	1,560	1,901	1,100	1,115	1,163
Shares issuable through conversion of convertible notes	5,133	5,136	5,139	5,143	5,138	5,147	5,150	5,148
Additional dilution for unvested restricted shares outstanding	-	-	276	289	140	299	152	76
Shares issuable through exercise of warrants (treasury stock method)	-	1,069	1,053	663	696	327	769	554
Denominator for diluted EPS from continuing operations	49,423	51,515	51,834	51,061	50,870	49,316	48,546	48,824
Denominator for diluted EPS from discontinued operations	49,423	51,515	51,834	51,061	50,870	49,316	48,546	48,824
Diluted earnings per share from continuing operations	$0.36	$0.17	$0.19	$0.28	$1.01	$0.33	$0.24	$0.58
Diluted earnings (loss) per share from discontinued operations	$0.11	$0.08	$0.07	$0.03	$0.28	$4.58	$(0.02)	$4.60

* Note: We classified our surgical urology and clinical and consumer healthcare segments as discontinued operations at March 31, 2006.  Accordingly we have restated our EPS calculation to reflect the results of these segments as discontinued operations.